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                                                                      Exhibit 99

                                                                    NEWS RELEASE


                                                          FOR IMMEDIATE RELEASE:
                                                          August 17, 1998
                                                          4:27 a.m. PDT

CONTACT: Media Contact: Patrick Lynch (509) 482-4246; e-mail: plynch@wwpco.com
         Investment Community Contact: Diane Thoren (509) 482-4331; e-mail: dthoren@wwpco.com

       DIVIDEND RESTRUCTURING WILL HELP FUND AGGRESSIVE GROWTH STRATEGIES;
        WASHINGTON WATER POWER BOARD APPROVES EXCHANGE PLAN, NAME CHANGE
 ANNUAL COMMON STOCK DIVIDEND WILL BE REDUCED FROM $1.24 TO 48 CENTS PER SHARE.
       BOARD APPROVES NEW-ISSUE EXCHANGE OFFER THAT WOULD PROVIDE DIVIDEND
   OF $1.24 PER SHARE. BOARD ALSO GIVES GO-AHEAD TO CORPORATE NAME CHANGE TO
                  AVISTA CORPORATION, EFFECTIVE JAN. 1, 1999.

SPOKANE, WASH.: Washington Water Power (NYSE: WWP) today announced details of a dividend restructuring plan and broad corporate refocus that will strengthen the company's financial position, provide needed capital to help fund growth initiatives and new investment opportunities, and allow the company to maintain its record of service excellence to its current customers. The restructuring plan was approved by the company's directors at a board meeting held Aug. 14.

     In a separate action, the board also approved Avista Corporation as the company's new name, effective Jan. 1, 1999. At that time, all company operations will be unified under the Avista Corporation name, with Washington Water Power becoming a utility division of Avista Corporation. On Monday, Jan. 4, 1999, existing Washington Water Power common stock will be traded for the first time as Avista Corporation common stock under the ticker symbol "AVA."

     DIVIDEND RESTRUCTURING

     The restructuring calls for a 61 percent reduction in the company's annual common stock dividend, from $1.24 per share to 48 cents per share. The reduction will be effective with the payment of the common stock cash dividend expected on December 15, 1998. The reduction has no effect on any outstanding issues of Washington Water Power preferred stock.


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     "The decision to change our dividend policy was not an easy one, but it was a decision our board deemed necessary to allow our company to grow and perform at the highest level of competition," said Tom Matthews, Washington Water
Power's board chairman and chief executive officer. "This change in our dividend policy immediately improves our cash flows, enhances our ability to acquire needed capital in a cost-effective manner, and establishes a solid foundation for our continued growth and superior financial performance."

     Based on last Friday's closing stock price of $20.875 per share, Washington Water Power's dividend yield would be 2.3 percent, placing it more in line with growth-oriented utility companies and still above the dividend yield of the average Standard & Poor's 500 company.

     "By having a dividend level more in line with growth-oriented utilities, our financial position is strengthened and we broaden our ability to make substantial investments in all our businesses -- whether it's our traditional core energy business or our new ventures," Matthews said.

     NEW-ISSUE EXCHANGE OFFER

     Recognizing the impact the dividend reduction could have on shareholders -- particularly those with an income orientation -- the company's board also approved development of an exchange offer to be open to holders of the company's common stock. Subject to regulatory approvals -- which the company hopes to obtain by mid-October --shareholders will be provided the opportunity to exchange their common shares for an equal number of mandatorily convertible preferred shares, each of which will pay an annual dividend of $1.24 per share for a period of about three years.

     Washington Water Power will offer to exchange up to 20 million common shares -- or about 35 percent of the company's outstanding common shares. If more than 20 million shares are tendered for exchange, the tendered shares will be subject to proration.

     After three years, the new-issue shares will automatically convert back to common stock on a one-for-one basis. The company has the option of converting some or all of the new-issue shares to common stock prior to the end of the three-year period. Shareholders who choose not to participate in the exchange plan will retain their ownership in Washington Water Power common stock.

     The exchange plan, Matthews said, is intended to allow income-oriented shareholders the opportunity to adapt to Washington Water Power's more aggressive, growth-focused profile.

     The exchange offer will be conditioned on obtaining approvals by the four state utility regulatory commissions that monitor and approve changes in Washington Water Power's business activities. The company hopes to initiate the exchange offer in mid-October, with a closing approximately 20 business days later. If all regulatory approvals are not received by Oct. 23, the exchange offer will not be made.


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     "We are committed to our decision to reduce our common stock dividend.
However, the exchange offer requires regulatory commission approval, and the offer will be made only if we receive timely regulatory treatment of our plan," Matthews said.

     NO ACTION REQUIRED BY SHAREHOLDERS AT THIS TIME

     Washington Water Power shareholders ARE NOT REQUIRED TO TAKE ANY ACTION AT THIS TIME. THE EXCHANGE OFFER WILL BE MADE ONLY BY MEANS OF A PROSPECTUS, and details of the offer will be provided to shareholders only when all required regulatory approvals have been received. In the meantime, shareholders with questions should contact the company's information agent, Morrow & Co. Inc., at 1-800-566-9061. Bankers, brokers, commercial banks and trust companies should call 1-800-662-5200.

     FOCUS IS ON GROWTH OF ASSETS AND CUSTOMERS

     Matthews, who joined the company on July 1 after implementing a number of growth initiatives as president of Houston-based Dynegy Inc., said he is already developing similar growth-driven strategies for Washington Water Power. He said the company "has tremendous potential, but we will need to act quickly and purposefully to capture emerging opportunities."

     He said the company will seek to grow its asset and customer base, with a renewed focus on acquisitions and a continuing focus on strategic alliances.

      "My focus is to take our company and move it to an even higher level of performance," Matthews said. "I am growth-oriented by nature and, with our industry in a state of rapid change, we need to make significant moves within the next year to position our company to succeed."

     Matthews added that Washington Water Power "needs to be a bigger and stronger Northwest company in order to continue to offer excellent service to our current customers and to leverage ourselves across the country. Speed of action will be a key factor in the execution of our strategies."

     In order to grow its core energy business, Matthews said the company needs access to physical assets, specifically power generation assets and electric and gas transmission and distribution assets. Initial growth will come at a local and regional level, with national growth to follow.

     Matthews said that his growth initiative extends to every part of Washington Water Power's business.

     "As I've performed my initial analysis on our company, I think every business we operate has growth potential," Matthews said. "We will fully explore the potential of each business unit, allocating capital to those businesses that will deliver the greatest returns. And we will work diligently to meet aggressive targets in all areas of our business."



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     NEW COMPANY NAME UNIFIES PORTFOLIO COMPANIES UNDER ONE BRAND

     The name change to Avista Corporation (NYSE: AVA) will position the company and its portfolio businesses as a diversified North American energy company operating under one common brand. The Avista name, Matthews said, allows flexibility beyond the current utility identity or the geographic location of current or future portfolio businesses. He said the Avista name is already nationally known through the company's energy trading and marketing and energy services subsidiaries, Avista Energy and Avista Advantage.

     "By purposefully promoting and unifying our corporate name and identity, we leverage each impression we make in the marketplace and promote a cohesive identity consistent with our growth strategies," Matthews said. "In addition, we establish a mindset within our company, with our customers, and with all our stakeholders that the Avista brand name stands for consistent and superior products and services."

     REGULAR QUARTERLY DIVIDEND DECLARED

     In an action separate from the dividend restructuring, the company's board declared a regular quarterly dividend of 31 cents per share on the company's common stock. A regular quarterly dividend of $1.73750 per share was declared on all outstanding shares of preferred stock Series K. The common and preferred stock dividends are payable Sept. 15, 1998, to shareholders of record at the close of business on Aug. 25, 1998.

     Washington Water Power, with annual revenues of $2 billion, is an energy services company with utility and subsidiary operations located throughout the United States. Washington Water Power also operates Avista Corp. (expected to be renamed Avista Capital), which owns all the company's non-regulated energy and non-energy businesses. Avista companies include Pentzer Corporation, Avista Energy, Avista Advantage, and Avista Labs. Washington Water Power's Internet address is WWW.WWPCO.COM and the company's stock is currently traded under the ticker symbol "WWP."


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